SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING:  6/30/2008
FILE NUMBER 811-2699
SERIES NO.: 15

74U. 1 Number of shares outstanding (000's omitted)
       Class A                                            7,954
     2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
       Class B                                            1,096
       Class C                                            1,516
       Class R                                              127
       Institutional Class                                    3

74V. 1  Net asset value per share (to nearest cent)
       Class A                                           $10.69
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                           $10.58
       Class C                                           $10.58
       Class R                                           $10.65
       Institutional Class                               $10.73